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
[article in USAA Spectrum Magazine]

NEW FUND MANAGERS, SAME
GREAT USAA SERVICE AND VALUE
USAA INVESTMENTS HIRES ASSET MANAGERS FOR ITS EQUITY MUTUAL FUNDS. WHAT IT MEANS FOR YOU.

This summer, USAA took a positive new direction for mutual fund shareholders. All but one of our equity mutual funds are now managed by eight of the country's leading asset management firms. The new portfolio managers are handling more than $500 billion in total institutional client assets, according to Chris Claus, president and chief executive officer of USAA Investments. "They are leaders in their respective disciplines and have delivered consistent long-term performance," he says.

         Despite the management changes, our total management fees will remain lower than average and, as always, we will set portfolio policy for all USAA equity funds. "USAA Investments will continue to actively supervise the management of each fund as the fund's adviser, and the USAA mutual fund board of directors will oversee the funds as they always have," says Mark Howard, senior vice president, securities counsel and compliance.

         "We will actively monitor each of the sub-advisers through designated relationship managers and by reviewing reports the sub-advisers are required to provide. The process will be quite similar to what we already do with the USAA index funds, which have been sub-advised by outside firms for quite some time," he adds.

AND INTRODUCING

"The asset management companies we selected met a number of standards: their decision-making process when choosing investments, consistent track records and defined risk controls," says Claus.

         Matt  Horridge,  marketing  director  for Eagle  Asset  Management  and second-generation USAA member for a dozen years, emphasized the close relationship USAA Investments and the new asset managers will foster, "I'd like to say how pleased I am that Eagle will be handling USAA's small-cap fund for its members. This is a terrific partnership of two great companies."

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. For more complete information about USAA mutual funds, including charges and operating expenses, call (800) 358-0429 for a prospectus from USAA Investments. Read it carefully before you invest.

This communication is being made on behalf of USAA Mutual Fund, Inc. and USAA Investment Trust. Shareholders of the affected USAA mutual funds will receive a proxy statement on these mattters. Shareholders should read the proxy statement when it becomes available because it contains important information. Shareholders may obtain an additional free copy of the proxy statement and any other relevant documents when they become available from USAA Investment Management Company or the SEC's web site at www.sec.gov.

For more details on each fund, log on to USAA.COM, Investments, and view Mutual Fund Details.

AGGRESSIVE GROWTH            Marsico Capital  Management
BALANCED STRATEGY            Wellington Management Company, USAA Investments
CAPITAL GROWTH               Batterymarch Financial Management
CORNERSTONE STRATEGY         Wellington Management Company, MFS
                             Investment Management, USAA  Investments
EMERGING MARKETS             The Boston Company
FIRST START GROWTH           Marsico  Capital  Management
GROWTH                       Dresdner RCM Global
                             Advisors,  Marsico  Capital  Management
GROWTH & INCOME              Wellington  Management Company
GROWTH & TAX STRATEGY        Dresdner RCM Global  Advisors,  USAA Investments
INCOME STOCK                 The Boston Company, Westwood Management Corporation
INTERNATIONAL                MFS Investment  Management
SCIENCE & TECHNOLOGY         Wellington  Management Company, USAA Investments
SMALL CAP STOCK              Eagle Asset Management
VALUE                        Westwood Management Corporation
WORLD GROWTH                 MFS Investment Management